Exhibit 99.1

Microsoft Cloud Strength Drives Third Quarter Results

REDMOND, Wash. — April 25, 2023 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2023, as compared to the corresponding period of last fiscal year:

•	Revenue was $52.9 billion and increased 7% (up 10% in constant currency)
•	Operating income was $22.4 billion and increased 10% (up 15% in constant currency)
•	Net income was $18.3 billion and increased 9% (up 14% in constant currency)
•	Diluted earnings per share was $2.45 and increased 10% (up 14% in constant currency)

“The world’s most advanced AI models are coming together with the world’s most universal user interface - natural language - to create a new era of computing,” said Satya Nadella, chairman and chief executive officer of Microsoft. “Across the Microsoft Cloud, we are the platform of choice to help customers get the most value out of their digital spend and innovate for this next generation of AI.”

“Focused execution by our sales teams and partners in this dynamic environment resulted in Microsoft Cloud revenue of $28.5 billion, up 22% (up 25% in constant currency) year-over-year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

Business Highlights

Revenue in Productivity and Business Processes was $17.5 billion and increased 11% (up 15% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 13% (up 17% in constant currency) driven by Office 365 Commercial revenue growth of 14% (up 18% in constant currency)
•	Office Consumer products and cloud services revenue increased 1% (up 4% in constant currency) and Microsoft 365 Consumer subscribers grew to 65.4 million
•	LinkedIn revenue increased 8% (up 10% in constant currency)
•	Dynamics products and cloud services revenue increased 17% (up 21% in constant currency) driven by Dynamics 365 revenue growth of 25% (up 29% in constant currency)

Revenue in Intelligent Cloud was $22.1 billion and increased 16% (up 19% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 17% (up 21% in constant currency) driven by Azure and other cloud services revenue growth of 27% (up 31% in constant currency)

Revenue in More Personal Computing was $13.3 billion and decreased 9% (down 7% in constant currency), with the following business highlights:

•	Windows OEM revenue decreased 28%
•	Devices revenue decreased 30% (down 26% in constant currency)
•	Windows Commercial products and cloud services revenue increased 14% (up 18% in constant currency)
•	Xbox content and services revenue increased 3% (up 5% in constant currency)

•	Search and news advertising revenue excluding traffic acquisition costs increased 10% (up 13% in constant currency)

Microsoft returned $9.7 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2023.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, vice president of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 25, 2024.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2022 As Reported (GAAP)	$49,360	$20,364	$16,728	$2.22
2023 As Reported (GAAP)	$52,857	$22,352	$18,299	$2.45
Percentage Change Y/Y (GAAP)	7%	10%	9%	10%
Constant Currency Impact	$(1,482)	$(1,069)	$(704)	$(0.09)
Percentage Change Y/Y Constant Currency	10%	15%	14%	14%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2022 As Reported (GAAP)	$15,789	$18,987	$14,584
2023 As Reported (GAAP)	$17,516	$22,081	$13,260
Percentage Change Y/Y (GAAP)	11%	16%	(9)%
Constant Currency Impact	$(587)	$(591)	$(304)
Percentage Change Y/Y Constant Currency	15%	19%	(7)%

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2023
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Microsoft Cloud revenue	22%	3%	25%
Office Commercial products and cloud services	13%	4%	17%
Office 365 Commercial	14%	4%	18%
Office Consumer products and cloud services	1%	3%	4%
LinkedIn	8%	2%	10%
Dynamics products and cloud services	17%	4%	21%
Dynamics 365	25%	4%	29%
Server products and cloud services	17%	4%	21%
Azure and other cloud services	27%	4%	31%
Windows OEM	(28)%	0%	(28)%
Windows Commercial products and cloud services	14%	4%	18%
Xbox content and services	3%	2%	5%
Search and news advertising excluding traffic acquisition costs	10%	3%	13%
Devices	(30)%	4%	(26)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising, professional, marketplace, or gaming platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of March 31, 2023. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, Vice President, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Revenue:
Product	$15,588	$17,366	$47,846	$54,776
Service and other	37,269	31,994	107,880	91,629

Total revenue	52,857	49,360	155,726	146,405

Cost of revenue:
Product	3,941	4,584	13,933	14,707
Service and other	12,187	11,031	35,135	31,514

Total cost of revenue	16,128	15,615	49,068	46,221

Gross margin	36,729	33,745	106,658	100,184
Research and development	6,984	6,306	20,456	17,663
Sales and marketing	5,750	5,595	16,555	15,521
General and administrative	1,643	1,480	5,378	4,151

Operating income	22,352	20,364	64,269	62,849
Other income (expense), net	321	(174)	315	380

Income before income taxes	22,673	20,190	64,584	63,229
Provision for income taxes	4,374	3,462	12,304	7,231

Net income	$18,299	$16,728	$52,280	$55,998

Earnings per share:
Basic	$2.46	$2.23	$7.02	$7.46
Diluted	$2.45	$2.22	$6.99	$7.41

Weighted average shares outstanding:
Basic	7,441	7,493	7,450	7,504
Diluted	7,464	7,534	7,474	7,552

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Net income	$18,299	$16,728	$52,280	$55,998

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(9)	6	(34)	8
Net change related to investments	753	(2,882)	(796)	(4,047)
Translation adjustments and other	69	(37)	(136)	(259)

Other comprehensive income (loss)	813	(2,913)	(966)	(4,298)

Comprehensive income	$19,112	$13,815	$51,314	$51,700

BALANCE SHEETS

(In millions) (Unaudited)

	March 31, 2023	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$26,562	$13,931
Short-term investments	77,865	90,826

Total cash, cash equivalents, and short-term investments	104,427	104,757
Accounts receivable, net of allowance for doubtful accounts of $495 and $633	37,420	44,261
Inventories	2,877	3,742
Other current assets	19,165	16,924

Total current assets	163,889	169,684
Property and equipment, net of accumulated depreciation of $65,998 and $59,660	88,132	74,398
Operating lease right-of-use assets	13,879	13,148
Equity investments	9,415	6,891
Goodwill	67,940	67,524
Intangible assets, net	9,879	11,298
Other long-term assets	26,954	21,897

Total assets	$380,088	$364,840

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,305	$19,000
Current portion of long-term debt	6,245	2,749
Accrued compensation	10,411	10,661
Short-term income taxes	4,163	4,067
Short-term unearned revenue	36,903	45,538
Other current liabilities	12,664	13,067

Total current liabilities	85,691	95,082
Long-term debt	41,965	47,032
Long-term income taxes	25,000	26,069
Long-term unearned revenue	2,698	2,870
Deferred income taxes	302	230
Operating lease liabilities	12,312	11,489
Other long-term liabilities	17,437	15,526

Total liabilities	185,405	198,298

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,437 and 7,464	92,093	86,939
Retained earnings	108,234	84,281
Accumulated other comprehensive loss	(5,644)	(4,678)

Total stockholders’ equity	194,683	166,542

Total liabilities and stockholders’ equity	$380,088	$364,840

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Operations

Net income	$18,299	$16,728	$52,280	$55,998

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	3,549	3,773	9,987	10,481

Stock-based compensation expense	2,465	1,906	7,195	5,505

Net recognized losses (gains) on investments and derivatives	(40)	105	152	(566)

Deferred income taxes	(1,675)	(198)	(4,171)	(5,985)

Changes in operating assets and liabilities:

Accounts receivable	(1,408)	857	7,157	5,800

Inventories	106	(279)	868	(662)

Other current assets	1,152	91	428	1,861

Other long-term assets	(554)	(724)	(1,285)	(2,230)

Accounts payable	(407)	520	(4,032)	284

Unearned revenue	(181)	(209)	(8,689)	(7,437)

Income taxes	1,414	1,091	(1,039)	1,687

Other current liabilities	1,715	1,287	(490)	(1,111)

Other long-term liabilities	6	438	451	781

Net cash from operations	24,441	25,386	58,812	64,406

Financing

Repayments of debt	0	(4,197)	(1,750)	(9,023)

Common stock issued	536	477	1,354	1,380

Common stock repurchased	(5,509)	(8,822)	(16,541)	(23,939)

Common stock cash dividends paid	(5,059)	(4,645)	(14,746)	(13,503)

Other, net	(258)	(158)	(839)	(522)

Net cash used in financing	(10,290)	(17,345)	(32,522)	(45,607)

Investing

Additions to property and equipment	(6,607)	(5,340)	(19,164)	(17,015)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(301)	(18,719)	(1,329)	(20,775)

Purchases of investments	(9,063)	(8,723)	(25,675)	(21,537)

Maturities of investments	13,154	1,099	26,744	15,214

Sales of investments	1,239	16,693	8,725	25,218

Other, net	(1,686)	(1,181)	(2,847)	(1,687)

Net cash used in investing	(3,264)	(16,171)	(13,546)	(20,582)

Effect of foreign exchange rates on cash and cash equivalents	29	24	(113)	57

Net change in cash and cash equivalents	10,916	(8,106)	12,631	(1,726)

Cash and cash equivalents, beginning of period	15,646	20,604	13,931	14,224

Cash and cash equivalents, end of period	$26,562	$12,498	$26,562	$12,498

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Revenue
Productivity and Business Processes	$17,516	$15,789	$50,983	$46,764
Intelligent Cloud	22,081	18,987	63,914	54,161
More Personal Computing	13,260	14,584	40,829	45,480

Total	$52,857	$49,360	$155,726	$146,405

Operating Income
Productivity and Business Processes	$8,639	$7,185	$25,137	$22,454
Intelligent Cloud	9,476	8,391	27,358	24,395
More Personal Computing	4,237	4,788	11,774	16,000

Total	$22,352	$20,364	$64,269	$62,849

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.